UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 18, 2024
Date of Report (Date of earliest event reported)

Vestis Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	001-41783	92-2573927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
500 Colonial Center Parkway, Suite 140,

Roswell, Georgia	30076
(Address of Principal Executive Offices)	(Zip Code)

(470) 226-3655
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 18, 2024, Vestis Corporation (the “Company”) and Keith A. Meister and Corvex Management LP (collectively, “Corvex”) entered into a letter agreement (the “Agreement”) that provides for, among other terms, certain customary standstill restrictions during the period from the date of the Agreement through the date Mr. Meister is no longer serving on the Company’s Board of Directors (the “Board”).

A copy of the Agreement is filed with this Current Report on Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2024, Mr. Meister was appointed to the Board as a Class I director, with a term expiring at the first annual meeting of stockholders to be held by the Company following the spin-off from Aramark.  Mr. Meister will be up for re-election at such meeting for a two-year term to expire at the third annual meeting of stockholders to be held by the Company following the spin-off from Aramark. With the appointment of Mr. Meister, the size of the Board is set at nine directors, seven of whom are independent.

The Board has determined that Mr. Meister is independent and meets the applicable independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. There are no transactions in which Mr. Meister had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Meister will receive cash and equity compensation for Board service commensurate with the Company’s other non-employee directors.

In connection with Mr. Meister’s appointment to the Board, the Company will enter into an indemnification agreement (the “Indemnification Agreement”) with Mr. Meister similar to the indemnification agreements entered into with all other members of the Board. The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which was filed as Exhibit 10.4 to the Company’s Form 10-K for the fiscal year ended September 19, 2023, filed with the Securities and Exchange Commission on December 21, 2023.

A copy of the Company’s press release announcing Mr. Meister’s appointment is attached hereto as Exhibit 99.1.

To the extent applicable, the information above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.08.	Shareholder Director Nominations

To the extent applicable, the information below in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01.	Other Events

2025 Annual Meeting

The Company will hold its annual meeting of stockholders (the “2025 Annual Meeting”) on Monday, January 27, 2025, which will be the Company’s first annual meeting as a public company following the completion of the spin-off from Aramark, effective at 12:01 a.m., Eastern Time, on September 30, 2023.

Deadlines for submission of stockholder proposals and nominations are set out below. In accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”), stockholder proposals and nominations should be addressed to Corporate Secretary, Vestis Corporation, 500 Colonial Center Parkway, Suite 140, Roswell, Georgia 30076. You may write to the Company’s Corporate Secretary to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Bylaws.

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Deadline for Rule 14a-8 Stockholder Proposals. We have set September 29, 2024, as the deadline for a holder of our common stock who wishes to submit a proposal for inclusion in the proxy statement for the 2025 Annual Meeting pursuant to Rule 14a-8 (“Rule 14a-8”) promulgated under the Exchange Act, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2025 Annual Meeting. Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the 2025 Annual Meeting.

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Deadline for “Proxy Access” Director Nominations. In accordance with our Bylaws, notice by eligible stockholders of director nominations to be included in the Company’s proxy materials for the 2025 Annual Meeting pursuant to Section 8 of our Bylaws must be received no earlier than September 29, 2024 and no later than October 29, 2024. Notice must also comply with the other requirements in our Bylaws and other applicable laws.

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Deadline for Other Stockholder Proposals. In accordance with our Bylaws, notice of stockholder proposals intended to be presented at but not included in proxy materials for the 2025 Annual Meeting, including director nominations or any other business, must be received no earlier than September 29, 2024 and no later than October 29, 2024. Notice must also comply with the other requirements in our Bylaws and other applicable laws.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated June 18, 2024, by and among the Company and Keith A. Meister and Corvex Management LP.
99.1	Press release of Vestis Corporation, dated June 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vestis Corporation

Date:	June 20, 2024	By:	/s/ Rick Dillon
		Name:	RICK DILLON
		Title:	Executive Vice President and Chief Financial Officer (principal financial officer)